Exhibit 3.2

BYLAWS OF

KOEI US, INC.

These BYLAWS (the “Bylaws”) of Koei US, Inc.., a Texas corporation (the “Corporation”), is entered into and shall be effective as of March 1, 2025, by and between all of the shareholders and all of the directors of the Corporation.

PREAMBLE

WHEREAS, the Corporation was initially formed as Nufika LLC, a Texas limited liability company, on January 3, 2023;

WHEREAS, in connection with the proposed investment of Daringate Co., Ltd., the Corporation converted from a Texas limited liability company to a Texas corporation as of 12:01 a.m. on March 1, 2025;

WHEREAS, the Board of Directors deems it advisable and in the best interests of the Corporation to adopt these Bylaws to govern the regulation and management of its business and affairs;

NOW, THEREFORE, the Corporation hereby adopts these Bylaws, which shall take effect immediately upon approval by the Board of Directors.

ARTICLE I

Offices

Section 1.1. Offices. The principal business office of the Corporation shall be at such location as the Board of Directors may, from time to time, establish by resolution. The Corporation may have such other business offices within or without the State of Texas as the Board of Directors may from time to time establish or the business of the Corporation may require.

ARTICLE II

Capital Stock

Section 2.1. Certificated and Uncertificated Shares. The shares of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertified shares” means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

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Section 2.2. Certificates for Certified Shares. Certificates representing shares of stock of the Corporation shall be consecutively numbered and in such form or forms as comply with the requirements of law and as the Board of Directors shall approve. Such certificates shall be signed by President or a Vice President and may be sealed with the seal of the Corporation. In case any officer or officers who have signed or whose facsimile signature or signatures have been placed upon such certificate shall have ceased to be such officer or officers before such certificate is issued, it may be adopted and issued by the Corporation with the same effect as if he or they had not ceased to be such officer or officers as of the date of its issuance, and the issuance and delivery thereof by the Corporation shall constitute adoption thereof by the Corporation.

Section 2.3. Stock Register and Shareholders of Record. The Secretary of the Corporation shall keep at the Corporation’s principal place of business a stock register showing the names of the shareholders and their addresses, the number of shares held by each, the number and date of issue of all certificates representing shares and uncertificated shares of the Corporation, the number and date of cancellation of every certificate and uncertificated share surrendered for cancellation and whether such certificates and uncertificated shares originated from original issue or transfer. Such information may be kept in any medium capable of reproducing the information in clearly legible form and shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including (but without limitation) a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

Section 2.4. Transfer of Stock. The shares represented by any share certificates of the Corporation are transferable only on the stock certificate register of the Corporation by the holder of record thereof in person or by a duly authorized attorney or legal representative upon surrender of the certificate for such shares properly endorsed or assigned. With respect to uncertificated shares, upon delivery to the Corporation of an instruction originated by an appropriate person and accompanied by any reasonable assurances that such instruction is genuine and effective as the Corporation may require and after compliance with any applicable law, the Corporation shall, if it has no notice of an adverse claim or has discharged any duty with respect to any adverse claim, record the transaction upon its books, and shall send to the new registered owner of such uncertificated shares, a written notice containing the information required to be stated on certificates representing shares of stock such information as may be required by the applicable law as currently in effect and as the same may be amended from time to time hereafter.

Section 2.5. Restriction on Transfer of Stock. No shareholder shall sell, transfer, assign, pledge, or otherwise dispose of any shares of the Corporation (whether voluntarily, involuntarily, or by operation of law) without the prior written consent of the Board of Directors.

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Section 2.6. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar or both.

Section 2.7. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Corporation, and the transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. Any such new certificate shall be plainly marked “Duplicate” or “Replacement” on its face.

ARTICLE III

The Shareholders

Section 3.1. Annual Meetings. An annual meeting of the shareholders shall be held in February of each year at such place, within or without the State of Texas, as may be designated by the Board of Directors or officer calling the meeting, or on such other date and time as the Board of Directors or officer calling such meeting shall fix and set forth in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. To be properly brought before the annual meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Treasurer or Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ten (10) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation. A shareholder’s notice to the Treasurer or Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (c) the class and number of shares of voting stock of the Corporation which are owned by the shareholder; (d) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting; and (e) a description of any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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Section 3.2. Special Meetings. Except as otherwise provided by law or by these Bylaws, special meetings of the shareholders may be called by the Chairman of the Board (if any), the Chief Executive Officer (if any) or President, the Board of Directors, or the holders of not less than one-tenth of all the shares having voting power at such meeting, and shall be held at the principal office of the Corporation, at such time as is stated in the notice calling such meeting, or at such other place as the person or body calling such meeting may determine and state in such notice.

Section 3.3. Notice of Meetings - Waiver. Written, electronic or printed notice, stating the place, day and hour of any meeting and, in case of a special shareholders’ meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting by or at the direction of the Chairman of the Board (if any), the Chief Executive Officer (if any) or President, or the officer, body or person calling the meeting, to each shareholder of record entitled to vote at such meeting. Notice shall be delivered personally, by mail or, subject to receipt by the Corporation of written authorization, electronic transmission. If delivered personally, such notice shall be deemed delivered when actually received by the shareholder. If delivered by mail, such notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock register of the Corporation, with postage thereon prepaid. If delivered by electronic transmission, such notice shall be deemed delivered when the notice or the location from which the notice can be retrieved or otherwise viewed is sent to the electronic mail address specified by each shareholder that authorized electronic transmission. Such further or earlier notice shall be given as may be required by law. Waiver by a shareholder of notice in writing of a shareholders’ meeting, signed by him, whether before or after the time stated therein, shall be equivalent to the giving of such notice. No notice shall be necessary for any adjourned meeting.

Section 3.4. Closing of Stock Register and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock register shall be closed for a stated period but not to exceed, in any case, thirty (30) days. If the stock register shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such registers shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock register, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock register is not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock register and the stated period of closing has expired.

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Section 3.5. Voting List. The officer having charge of the stock register for shares of the Corporation shall make available, at least ten (10) days before such meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with this Section shall not effect the validity of any action taken at such meeting.

Section 3.6. Quorum and Officers. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but the shareholders present at any meeting, although less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law, the Certificate of Incorporation or these Bylaws. The Chairman of the Board (if any), or in his absence, the Chief Executive Officer (if any) or President, shall preside at and the Secretary, or in his absence, any Assistant Secretary shall keep the records of each meeting of shareholders, and in the absence of all such officers, their respective duties shall be performed by persons appointed at the meeting.

Section 3.7. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by his duly authorized attorney-in-fact. Proxies shall be dated but need not be sealed, witnessed or acknowledged. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless provided expressly therein to be irrevocable, and unless otherwise made irrevocable by law. Proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.

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Section 3.8. Balloting. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors, inspectors shall be so appointed on the demand of any shareholder present or represented by proxy and entitled to vote at the election of directors. No director or candidate for the office of directors shall be appointed as such inspector.

Section 3.9. Voting Rights; Voting for Directors. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. No shareholder shall have the right to cumulate his votes for the election of directors, but each share shall be entitled to one vote in the election of each director.

Section 3.10. Nominations for Election as a Director. Only persons who are nominated in accordance with the procedures set forth in these Bylaws and qualify for nomination pursuant to Section 4.1 shall be eligible for election by shareholders as, and to serve as, directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or a duly constituted committee thereof or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary or Treasurer of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the shareholders of the Corporation, not less than thirty (30) days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation, and (ii) with respect to an election to be held at a special meeting of shareholders of the Corporation for the election of directors not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to shareholders of the Corporation as provided in Section 3.3. Such shareholder’s notice to the Secretary or Treasurer shall set forth the name, address and phone number of each person whom the shareholder proposes to nominate for election. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary or Treasurer of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. In the event that a person is validly designated as a nominee to the Board of Directors in accordance with the procedures set forth in this Section and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Other than directors chosen pursuant to the provisions of Section 4.2, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The presiding officer of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

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Section 3.11. Action by Written Consent; Facsimile or Electronic Signatures. Any action required or permitted to be taken at a meeting may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Shareholders, having not fewer than the minimum number of the Shareholders or votes that would be necessary to take the action at such a meeting. Any such consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Furthermore, any written consent may be executed by the facsimile and/or electronic signature of any Shareholders and such facsimile and/or electronic signature shall be deemed an original for all purposes.

ARTICLE IV

The Board of Directors

Section 4.1. Number and Qualifications. The business and affairs of the Corporation shall be managed and controlled by the Board of Directors, and subject to any restrictions imposed by law, by the Certificate of Incorporation, or by these Bylaws, and the Board of Directors may exercise all the powers of the Corporation. The Directors must be at least eighteen (18) years of age. The number of Directors shall be not less than one (1) or more than nine (9). The number thereof may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Directors need not be residents of Texas and need not be shareholders.

Section 4.2. Vacancies. Any vacancy on the Board of Directors may be filled by the vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office for the unexpired portion of his predecessor’s term if such vacancy was created by the death, resignation, disqualification or removal of a director or until the next annual meeting of shareholders if such vacancy was created by an increase in the size of the Board of Directors. If there is no remaining director, then the shareholder shall fill a vacancy.

Section 4.3. Place of Meeting. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatsoever place is specified by the officer or director calling the meeting. In the absence of other designation, the meeting shall be held at the principal business office of the Corporation.

Section 4.4. Regular Meetings. The Board of Directors shall hold at least one (1) regular meeting in each fiscal year. One such regular meeting (the “Annual Meeting of Directors”) shall be held immediately following the annual meeting of shareholders, at the place of such shareholder meeting, and any other regular meetings shall be held at such times and places as the Board of Directors shall establish.

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Section 4.5. Special Meetings. Special meetings of the Board of Directors shall be held at any time by call of the Chairman of the Board (if any), the Chief Executive Officer (if any) or President (if a director) or by a majority of the directors. The Secretary or officer performing his duties shall give notice of special meetings to each director at his usual business or residence address by mailing such notice at least five (5) days before the meeting or by personally delivering or, subject to receipt of written authorization, electronically transmitting the same at least one (1) day or twenty-four (24) hours before the meeting. No notice shall be necessary for any adjourned meeting.

Section 4.6. Waiver of Notice. A waiver of notice of any meeting, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Such notice or waiver thereof need not specify the business to be transacted at, or the purpose of, such meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.7. Quorum and Required Vote for Director Action. Unless otherwise required by law or provided in the Certificate of Formation or these Bylaws, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, but any one or more directors, although less than a quorum, may adjourn the meeting to some other day or hour.

Section 4.8. Chairman of the Board. At each Annual Meeting of Directors, if the Board of Directors has more than one member, the Board of Directors shall elect from its membership a Chairman of the Board who shall serve in such capacity until the next Annual Meeting of Directors or until his death, resignation, disqualification or removal if sooner. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders of the Corporation.

Section 4.9. Procedure at Meetings. The Chairman of the Board (if any) shall preside at meetings of the Board of Directors. In his absence at any meeting, the President (if a director) shall preside, and in the absence of both the Chairman of the Board and the President, a member of the Board of Directors selected by the members present shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board, or in his absence the presiding officer of the meeting may designate any person to act as secretary. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.

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Section 4.10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4.11. Compensation. Directors as such shall not receive any stated salary for their service, but by resolution of the Board of Directors (a) an annual directors fee and (b) a fixed sum and expenses for attendance, if any, may be allowed to each director who is not an officer or employee of the Corporation for attendance at each regular or special meeting of the Board of Directors or of any Committee thereof; but nothing herein shall preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 4.12. Removal of Directors. Notwithstanding anything contrary in these Bylaws, a director may not be removed from office except by the affirmative vote of at least sixty-six percent (66%) of the outstanding shares of the Corporation entitled to vote; provided however, that a director shall be automatically removed upon conviction of a felony or a misdemeanor involving moral turpitude, including but not limited to fraud.

Section 4.13. Action by Written Consent; Facsimile or Electronic Signatures. Any action required or permitted to be taken at a meeting may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the members of the Board of Directors, having not fewer than the minimum number of the members of the Board of Directors or votes that would be necessary to take the action at such a meeting. Any such consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Furthermore, any written consent may be executed by the facsimile and/or electronic signature of any members of the Board of Directors and such facsimile and/or electronic signature shall be deemed an original for all purposes.

ARTICLE V

Officers

Section 5.1. Number. The officers of the Corporation shall consist of the President and Secretary. The Board of Directors may by resolution designate CEO, Treasurer and such Vice Presidents, other officers, and assistant officers. Any two or more offices may be held by the same person.

Section 5.2. Election; Term; Qualification. Officers shall be chosen by the Board of Directors at the Annual Meeting of the Directors and may be chosen at any other meeting of the Board of Directors. Each officer shall hold office until the next following Annual Meeting of Directors, or until his death, resignation, retirement or removal.

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Section 5.3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at its pleasure, but such removal shall be without prejudice to other contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 5.4. Vacancies. Any vacancy in any office for any cause may be filled by the Board of Directors at any meeting.

Section 5.5. Duties. The officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and by these Bylaws.

Section 5.6. The Chief Executive Officer. The Chief Executive Officer (if any) shall, subject to the control of the Board of Directors, have general supervision and control over all of the business, assets and affairs of the Corporation. All other officers shall report as directed by the Chief Executive Officer. In the absence of the Chairman of the Board (if any), the Chief Executive Officer shall perform all of the duties of the Chairman of the Board, and when so acting shall have all of the powers of, and be subject to all restrictions upon, the Chairman of the Board.

Section 5.7. The President. The President shall, in the absence or disability of the Chief Executive Officer (if any), perform the duties and have the authority of the Chief Executive Officer and shall perform such other powers as the Board of Directors may from time to time prescribe or the Chief Executive Officer shall delegate.

Section 5.8. The Chief Operating Officer. The Chief Operating Officer (if any) shall, in the absence or disability of the President, perform the duties and have the authority of the President and shall perform such other powers as the Board of Directors may from time to time prescribe or the President shall delegate.

Section 5.9. Secretary. The Secretary shall: (a) keep the minutes of all meetings of the shareholders, of the Board of Directors, and of all committees of the Board of Directors, in one or more books provided for that purpose and shall distribute a copy of all such minutes to the members of the Board of Directors immediately on receipt thereof; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) have general charge of the stock register, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, of the Corporation, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours; and (e) in general perform all duties and exercise all powers incident to the office of the Secretary and such other duties and powers as the Board of Directors or the President from time to time may assign to or confer on him.

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Section 5.10. Treasurer. The Treasurer shall be legal custodian of all monies, notes, securities, and other valuables which may from time to time come into the possession of the Corporation and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

Section 5.11. Controller. The Controller, if any, shall keep complete and accurate books and records of account showing accurately at all times the financial condition of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

Section 5.12. The Vice Presidents. The Board of Directors may from time to time elect such Vice Presidents as the Board of Directors deems appropriate and assign thereto such general or specific powers, authority and responsibility as the Board of Directors deems appropriate. The Board of Directors may specify the order in which the Vice Presidents may act in the absence of the President. Any action taken by a Vice President in the performance of the duties of President shall be conclusive evidence of the absence of the President. The Vice Presidents shall perform such other duties as may, from time to time, be assigned to them by the Board of Directors or the President. A Vice President may also sign with the Secretary or an Assistant Secretary the certificates of stock of the Corporation.

Section 5.13. Assistant Officers. Any Assistant Secretary, Assistant Treasurer or Assistant Controller appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the Secretary, the Treasurer or the Controller of the Corporation, respectively, subject to the general direction of such officers, and shall perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

Section 5.14. Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

Section 5.15. Bonds of Officers. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise, in such terms and with such surety or sureties, conditions, penalties or securities as shall be required by the Board of Directors.

Section 5.16. Delegation. The Board of Directors may delegate temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Corporation of any of his powers and duties to any agent or employee subject to the general supervision of such officer.

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ARTICLE VI

Transfer of Stock and Buy-Out of Shares

Section 6.1. Triggering Events. The Corporation shall be obligated to purchase, or cause a third party to purchase, all or a portion of the shares held by Robert Wagner (“Robert”) and Maki Wagner (“Maki”) (collectively, the “Employees”) at Robert and Maki’s option, upon the occurrence of any of the following events (each a “Triggering Event”). The intent of this Agreement is that Robert shall remain as Chief Executive Officer (CEO) and Maki shall remain as Vice President of the Corporation. If either Robert or Maki’s position as an officer is terminated by the Corporation or either is otherwise unable to fulfill his or her obligations as officer, they shall have the option to require the Corporation to buy out their shares in accordance with the terms of this Agreement.

(a)	Termination of Officer Position Without Cause or Resignation for Good Reason – If the Corporation terminates either Robert or Maki from his or her respective position as CEO or Vice President without cause, or either Robert or Maki resigns for good reason (constituting constructive discharge without cause), Robert and/or Maki shall have the option to require the Corporation to purchase all of their shares at the valuation plus 20%.
(b)	Inability to Fulfill Officer Obligations – If either Robert or Maki becomes unable to fulfill their obligations as an officer for any reason, including permanent disability, Robert and/or Maki shall have the option to require the Corporation to purchase all of their shares at the valuation plus 20%.
(c)	Change in Control – If a Change in Control (which means Daringate is no longer a majority shareholder of the Corporation) occurs, Robert and Maki shall have the option to:

●	Participate in the transaction under the same terms as the majority shareholders (tag-along right); or
●	Require the Corporation or the acquiring entity to buy out both Robert’s and Maki’s shares at the higher of (i) the negotiated buy-out price or (ii) the price per share paid in the Change in Control transaction.

(d)	Death of Either Robert or Maki – If either Robert or Maki passes away, their estate shall have the option to require the Corporation to buy out their shares at the valuation plus 20%.
(e)	Expiration of CEO Term Without Renewal – If Robert serves as CEO for the agreed term and is not offered an extension on terms better or substantially similar to the original employment agreement, Robert and/or Maki shall have the option to require the Corporation to purchase their shares at the valuation plus 20%.
(f)	Voluntary Resignation – If Robert or Maki resigns voluntarily, the buy-out price shall be determined as follows:

●	After Two Years of Service: The buy-out price shall be at full valuation.

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●	Before Completing Two Years of Service: The buy-out price shall be at a discount of 50% prorated over 24 months, calculated on a monthly basis. By way of illustration, the discount shall be applied as follows:

○	If the resignation occurs after 12 months, the buy-out price shall be valuation minus 25% (i.e., half of the 50% discount).
○	If the resignation occurs after 18 months, the buy-out price shall be valuation minus 12.5%.
○	If the resignation occurs at or after 24 months, the buy-out price shall be at full valuation.

(g)	Breach of Bylaws or Employment Agreement by the Corporation – If the Corporation breaches any material provision of either these Bylaws and Robert’s Employment Agreement, Robert and/or Maki shall have the option to trigger a buy-out at the valuation plus 20%.

Section 6.2. Valuation of Shares. The purchase price for Robert’s and Maki’s shares shall be determined through the following multi-step process:

(a)	Good Faith Negotiation – The parties shall first negotiate in good faith to reach an agreed-upon buy-out price.
(b)	Independent Appraisals – If the parties cannot reach an agreement, each party shall appoint a qualified, independent business appraiser within 30 days after the good faith negotiation fails. The appraisers shall conduct independent valuations and attempt to reach a consensus.
(c)	Splitting the Difference – If the valuations provided by the two appraisers are within 20% of each other, the final buy-out price shall be the average of the two valuations.
(d)	Appointment of an Umpire (Tie-Breaker) – If the difference between the two valuations exceeds 20%, the two appraisers shall jointly appoint an independent umpire. The umpire shall review both valuations and determine the final buy-out price, which must be within the range of the two appraisals. The umpire’s valuation shall be final and binding on the parties.
(e)	Premium Buy-Out Price – The final valuation as determined under this section shall be increased by 20% for all applicable buy-outs, except for voluntary resignations under Section 1(f).

Section 6.3. Payment Terms. The Corporation shall pay the buy-out price according to the following schedule:

(a)	If the total buy-out price is less than $1,000,000 – The full amount shall be paid in a lump sum within 30 days of the valuation determination.
(b)	If the total buy-out price is $1,000,000 or more –

●	50% of the total buy-out price shall be paid within 30 days of the valuation determination.
●	The remaining 50% shall be paid in equal monthly installments over 12 months.]

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Article VII

Miscellaneous

Section 7.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 7.2. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officers or employees of the Corporation as shall from time to time be authorized pursuant to these Bylaws or by resolution of the Board of Directors.

Section 7.3. Depositories. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may from time to time designate, upon such terms and conditions as shall be fixed by the Board of Directors. The Board of Directors may from time to time authorize the opening and keeping with any such depository as it may designate general and special bank accounts and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Section 7.4. Endorsement of Stock Certificates. Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by Chief Executive Officer (if any), the President or any Vice President, and attested or witnessed by the Secretary or any Assistant Secretary either with or without affixing the corporate seal.

Section 7.5. Voting of Shares Owned by the Corporation. Subject to the direction of the Board of Directors, the Chief Executive Officer (if any), the President, the Secretary and the Treasurer, or any of them, shall have the power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meeting of shareholders of any corporation in which the Corporation may hold stock. The Board of Directors may confer like powers upon any other person or persons.

Section 7.6. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board (if any), President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

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Section 7.7. Indemnification of Officers and Directors. To the fullest extent permitted by law, the Corporation shall defend and indemnify any person from and against any judgment, penalty, fine, settlement and reasonable expenses incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is or is threatened to be made a party because he is or was serving as an officer or director of the Corporation or at the request of the Corporation as an officer, director, partner, venturer, proprietor, trustee, employee, agent or other functionary of another entity and (i) such person is wholly successful in the defense thereof, or (ii) it is determined in the manner required by law that such person conducted himself in good faith, reasonably believed that his conduct was in the best interest of the Corporation and had no reasonable cause to believe that his conduct was unlawful; provided, however, that no person shall be indemnified if such indemnity is prohibited by applicable law. Any such indemnification shall be reported in writing to the shareholders of the Corporation on or before the notice or waiver of notice of the next shareholders’ meeting and in any event within twelve (12) months of the indemnification. The right of indemnification under this Section shall be in addition to any other rights to which such persons may be entitled and is intended to provide the broadest benefits permitted by law.

Section 7.8. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal.

ARTICLE VIII

Amendments

Section 8.1. Amendments. The shareholders by affirmative vote of 66% of the issued and outstanding shares entitled to vote may alter, amend or repeal these Bylaws or adopt amended and restated bylaws, without notice at any regular meeting, or if notice of the proposed amendment be contained in the notice of any special meeting.

Adopted by the Shareholders and the Directors effective as of the date set forth above.

Shareholders and Directors

/s/ Robert Wagner	/s/ Maki Wagner
Robert Wagner	Maki Wagner

/s/ Hannah Wagner
Hannah Wagner

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